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                                    [LETTERHEAD]

                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS CONSENT


We have issued our reports dated February 5, 1996 accompanying the financial statements of International Meta Systems, Inc. included in the Annual Report on Form 10-KSB for the year ended December 31, 1995 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.


/s/ Singer Lewak Greenbaum & Goldstein LLP
SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
January 21, 1997